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                                                                   EXHIBIT 10.24

                                                        CONFIDENTIAL TREATMENT
                                                        REQUESTED BY REGISTRANTS



          EXCEPT TO THE EXTENT THAT THE UNITED STATES ARBITRATION ACT
         APPLIES, THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO
        CHAPTER 48 OF TITLE 15 OF THE CODE OF THE LAWS OF SOUTH CAROLINA

                                SUPPLY AGREEMENT

        THIS SUPPLY AGREEMENT ("Agreement") is made and entered into this 31st day of March, 1996, by and between AVONDALE MILLS, INC., an Alabama corporation ("Mills"), and C.H. PATRICK & CO., INC., a South Carolina corporation ("Seller").

                              W I T N E S S E T H:

        WHEREAS, Mills, Avondale Incorporated, of which Mills is a wholly owned subsidiary ("Avondale"), Triarc Companies, Inc. and Graniteville Company ("Graniteville") intend to enter into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Graniteville will agree to sell to Mills substantially all of Graniteville's textile assets and business;

        WHEREAS, the execution of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement (the "Closing"); and

        WHEREAS, the parties have executed this Agreement as of the date hereof, but recognize that this Agreement shall not be effective until the Closing;

        WHEREAS, Mills wishes to grant to Seller the opportunity to sell to Mills and its Affiliates (as defined below) (collectively, "Buyer") the textile dyes and chemicals purchased by Buyer during the term of this Agreement, all in accordance with the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

        "Affiliate(s)" shall mean, with respect to any entity, any corporations, partnerships or other entities that, directly or indirectly, are controlled by, control or are under common control with such entity, provided that with respect to Mills, the term "Affiliate" shall not include any corporation, partnership or other entity other than Avondale that (i) directly or indirectly controls Mills and (ii) is not directly or indirectly controlled by Avondale or
G. Stephen Felker, members of his immediate family, his or their heirs or representatives or any trusts established for their benefit (collectively, "Felker"). The word "control", with respect to a person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the owning of voting securities, contract or otherwise.

        "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are authorized to be closed under the laws of the State of South Carolina.


                      ***Confidential Treatment Requested.


        "Prime Rate", as of any date of determination, shall mean the "Prime Rate" as published in the "Money Rates" table of The Wall Street Journal on the Business Day immediately preceding such date.


                      ***Confidential Treatment Requested.




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     "Purchase Order" shall mean, at any time, the form of purchase order than generally utilized by Buyer for purchases of Products, as such form is provided to Seller from time to time. The initial form of Purchase Order is attached hereto as Exhibit B.

     "Qualified Supplier" shall mean, with respect to any particular Product that is included in a Bid Package, any company or other entity other than Buyer that (i) provides, or is able to provide, such Product in accordance with the Specifications therefor, (ii) has appropriate production and/or delivery capacity (as applicable) and resources to provide the amount of such Product to Buyer in accordance with the requirements of the Bid Package and (iii) has previously supplied such Product to Buyer or Graniteville or has provided a sample of such Product to Buyer that has completed all plant trials to Buyer's reasonable satisfaction prior to the Deadline Date (as defined below) set forth in the Bid Package.

     "Specifications" shall mean the written specifications and standards for Products as established from time to time by Buyer and made available to its potential suppliers.

                                   ARTICLE 2
                         PURCHASE AND SALE OF PRODUCTS







                     *** Confidential Treatment Requested.



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                      ***Confidential Treatment Requested.



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        2.2  Purchase Order.  Not later than five (5) Business Days after Seller makes a Low Bid or a Last Bid, Buyer shall submit a Purchase Order to Seller for the required portion of the Product(s) that were the subject of such Low
Bid or Last Bid. The Purchase Order shall be subject to any modifications set forth in the Bid Package, the Low Bid and/or the Lowest Price Notice. All purchases and sales of Products between Buyer and Seller shall be subject to the terms and conditions of this Agreement, such Purchase Orders and applicable law.


                      ***Confidential Treatment Requested.


        2.5 Current Purchases. Effective upon the Closing, all then-existing purchase orders and other agreements (if any) between Seller and Graniteville that are assumed by Mills pursuant to the Purchase Agreement will be terminated without any further action by the parties. Notwithstanding the foregoing, until such time as Buyer has completed the initial bid process set forth in
Section 2.1 with respect to a Product that has been supplied by Seller to Graniteville during the past six months, Buyer will continue to purchase the requirements of the former Graniteville operations for such Product from Seller on the same terms and conditions on which such Product was most recently supplied to Graniteville by Seller.


                      ***Confidential Treatment Requested.


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                     *** Confidential Treatment Requested.







     2.7 Periodic Reporting. On or prior to January 31 and July 31 of each year during the term of this Agreement, Mills shall prepare and submit to Seller a statement setting forth (i) the quantity of each Product delivered to Buyer by Seller during the approximately six-month period ending on the last day of Buyer's fiscal accounting period ending closest to the immediately preceding December 31 or June 30 (as the case may be) and (ii) the quantity of each Product delivered to Buyer by all suppliers (including Seller) during such approximately six-month period; provided that the first such report shall be delivered to Seller on or prior to January 31, 1997, with respect to the fiscal accounting period ending closest to December 31, 1996. The quantities on such statement shall be expressed in dollars and pounds/gallons with respect to those Products which Seller has supplied to Buyer during the applicable period and in pounds/gallons only for all other Products delivered to Buyer during such period. Such statement shall be certified as accurate and correct by the chief financial officer of Mills and shall be accompanied by a certificate signed by the chief financial officer of Mills that to his knowledge and belief (except as expressly described in such certificate) all purchases of Products during such six-month period from Seller and any other supplier have complied in all material respects with Section 2.3 hereof. The exceptions identified on such statement will not operate as a waiver by Seller of any of its rights under this Agreement.

     2.8 Qualified Supplier. Buyer agrees that, as of the date hereof, Seller is a Qualified Supplier of each of the Products listed on Exhibit C.







                     *** Confidential Treatment Requested.







     2.10 Existing Commitments. Buyer represents to Seller that Exhibit D sets forth a complete and correct list of all existing commitments by Buyer of longer than one month's


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duration for the purchase of Products, and, at the Closing, Buyer shall deliver a revision of Exhibit D to Seller that is true and correct as of the date of Closing and not in violation of Section 5.15 of the Purchase Agreement.

        2.11 Change in Specifications. If Buyer intends to change the Specifications of any Product as to which Seller is a Qualified Supplier, Buyer will use its good faith reasonable efforts to give Seller notice of such change sufficiently in advance of Buyer's next purchase of such Product so as to permit Seller a reasonable opportunity to complete any sampling and plant trial procedures prior to the commencement of the bid process for such purchase; provided that Buyer will not be required to delay any bid process if such delay would have more than an insignificant adverse effect on Buyer's business.

                                   ARTICLE 3
                         TERM AND TERMINATION; REMEDIES

        3.1 Term. The term of this Agreement shall commence on the date of the Closing and continue until the tenth anniversary of the Closing, unless earlier terminated pursuant to Section 3.2 below.

        3.2  Termination.

        (a) This Agreement shall terminate on June 1, 1996, if the Closing has not occurred prior to such date, or, if earlier, upon the termination of the Purchase Agreement.

        (b) Mills shall have the right to terminate this Agreement in the event of a pattern (a "Pattern") of repeated, material failures by Seller to satisfy its obligations with respect to delivery schedules, Product Specifications or any other material terms of any of the agreements between Buyer and Seller with respect to the supply of Products (each such material failure being referred to herein as a "Material Breach"). Any termination of this Agreement by Mills pursuant to this Section 3.2(a) must comply with the following procedures:

                (i) Buyer must have given written notice (the ""Initial Notice") to Seller specifying in reasonable detail one or more Material Breaches.

                (ii) Within one year following the giving of the Initial Notice, another Material Breach must have occurred and, promptly thereafter, Buyer must have provided Seller with notice (the "Second Notice") specifying in reasonable detail such Material Breach and stating Buyer's determination that a Pattern has occurred.

                (iii) If Seller does not give Buyer notice of its objection to such determination within fifteen (15) days following the Second Notice and another


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
        Material Breach occurs within two (2) years following the Second Notice, Buyer will have the right to terminate this Agreement and all then-existing purchase orders and other agreements between Buyer and Seller relating to the Products without any further liability (other than for payment of outstanding invoices).

                (iv) If Seller gives such notice of its objection within such 15-day period, the issue as to whether a Pattern has occurred will be submitted to arbitration pursuant to Section 5.12. If the arbitrators determine that a Pattern has occurred, Buyer will have the right to terminate this Agreement and all then-existing purchase orders and other agreements between Buyer and Seller relating to the Products without any further liability (other than for payment of outstanding invoices) if another Material Breach occurs at any time during the two-year period following the Second Notice.

        (c) Termination under this Section 3.2 will not be deemed a waiver of any right or remedy either party may have for breach hereunder.

        3.3 Specific Performance. In the event of a breach of this Agreement, the aggrieved party shall be entitled to seek specific performance or other equitable relief in addition to any other remedies that may be available to such party.

        3.4 Damages. Notwithstanding any remedy otherwise available to Seller, if Mills willfully and in bad faith materially breaches its obligations under or willfully and in bad faith terminates this Agreement at a time when Mills is not controlled, directly or indirectly, by Felker, Mills shall pay to Seller an amount equal to treble damages with respect to any damages suffered or incurred by Seller as a result of any such breach.


                                   ARTICLE 4
                                CONFIDENTIALITY

        4.1 Confidential Information. In the performance of their respective obligations under this Agreement, Buyer and Seller may disclose to each other certain confidential and proprietary information relating to their respective businesses ("Confidential Information"). All information exchanged by the parties under this Agreement shall be considered Confidential Information unless it is subject to any of the exceptions in Section 4.3.

        4.2 Non-Disclosure. Each recipient of Confidential Information agrees that it shall:

        (a) make no use of any Confidential Information belonging to the other except as necessary for the performance of its obligations under this Agreement;


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
     (b) not disclose to third parties any of the Confidential Information belonging to the other without the prior written consent of the other party; and

     (c) take such precautions as it normally takes with its own confidential and proprietary information to prevent disclosure of Confidential Information to third parties.

    4.3 Exceptions. Notwithstanding any of the foregoing, the obligations under Section 4.2 shall not apply to:

     (a) any information which at the time of disclosure is publicly available or public knowledge;

     (b) any information which, after disclosure, lawfully becomes public knowledge through publication or otherwise, but through no fault of the party hereto who received such information;

     (c) any information which the receiving party possesses at the time of disclosure of the Confidential Information and which was not acquired, directly or indirectly, from the other party; and

     (d) any information acquired from a third party who has a right to disclose such information.


                                   ARTICLE 5
                                 MISCELLANEOUS

     5.1 Force Majeure. Neither Buyer nor Seller shall be responsible or liable to the other for failure or delay in performance of this Agreement due to war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control ("Force Majeure Event"). In addition, in the event of the applicability of this
Section 5.1, the party affected by such Force Majeure Event shall use all commercially reasonable efforts to eliminate, cure and overcome any of such causes and resume performance of its obligations.

     5.2 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of South Carolina.

     5.3 Severability. Should any part of this Agreement or any of the provisions hereof for any reason be declared to be invalid, such decision or determination shall not in any way affect the validity of the remaining portions of this Agreement, all of which shall remain in



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full force and effect as if the portion declared to be invalid had not been contained herein at the time of the execution of this Agreement.

        5.4 Headings; Number. The subject headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. Whenever the context so requires, the singular shall include the plural and the plural shall include the singular.

        5.5 Survival of Terms. Article 4 shall survive the expiration or termination of this Agreement.

        5.6 No Right of Offset. Neither Buyer nor Seller nor any of Seller's respective Affiliates shall be entitled to offset any rights under the Purchase Agreement against any obligations under this Agreement.

        5.7 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, Mills and Seller and their respective successors and permitted assigns. Except as provided in this Section 5.7 or by operation of law, neither Mills nor Seller shall be permitted to assign their respective rights or obligations under this Agreement without the express written consent of the other party. A change in control of a party hereto shall not be deemed an assignment and shall not in any way affect the parties' obligations hereunder. Notwithstanding the foregoing, Seller shall be permitted (i) to assign all of its rights and obligations under this Agreement to any acquiror (by purchase, merger or otherwise) of all or substantially all of Seller's assets so long as such entity delivers to Mills a written assumption agreement signed by such entity in form reasonably satisfactory to Mills (provided that any such assignment shall not relieve Seller of its obligations under Section
4) and (ii) to pledge its rights (but not its obligations) to a bank, bank holding company or financial institution in connection with any financing obtained by Seller. In the case of a sale by Mills of all or substantially all of its assets, Mills will be (i) permitted and required to assign its rights and obligations hereunder to the purchaser of such assets and (ii) required to cause such purchaser to execute and deliver to Seller a written assumption agreement in form reasonably satisfactory to Seller.

        5.8 Entire Agreement. This Agreement constitutes the entire agreement between Mills and Seller regarding the subject matter hereof, and supersedes all prior agreements, negotiations or understandings between them concerning the subject matter hereof.

        5.9 Amendments. This Agreement may not be amended, supplemented or modified except in a writing signed by the parties hereto.

        5.10 Waiver. No waiver of any default hereunder by either party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.


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        5.11  Notices.  Any notices required or permitted to be given hereunder shall be made in writing and shall be given to the party to receive such notice by (i) hand delivery, (ii) first-class registered or certified mail, postage prepaid, return receipt requested, (iii) overnight courier services, postage prepaid or (iv) telecopy with evidence of confirmation of transmission, in each case at the address of telecopy number set forth below:

        To Seller:                      C.H. Patrick & Co., Inc.
                                        200 Tanner Drive
                                        Greenville, South Carolina 29687
                                        Attention: Thomas J. Reardon
                                        Telefax No. (864) 244-3090

        If provided other               Triarc Companies, Inc.
        than under Section 2.1          900 Third Avenue
        with a copy to:                 31st Floor
                                        New York, New York 10022
                                        Attention: Brian L. Schorr
                                        Telefax No. (212) 230-3216

        To Buyer                        Avondale Mills, Inc.
        under                           900 Avondale Avenue
        Section 2.1:                    Sylacauga, Alabama 35150
                                        Attention: Director of Purchasing
                                        Telefax No. (205) 249-1317

        To Mills or Buyer               Avondale Incorporated
        under all                       506 South Broad Street
        other Sections:                 Monroe, Georgia 35150
                                        Attention: G. Stephen Felker
                                        Telefax No. (770) 267-2543

        If provided other               King & Spalding
        than under Section 2.1          191 Peachtree Street
        with a copy to:                 Atlanta, Georgia 30303-1763
                                        Attention: Michael J. Egan III
                                        Telefax No. (404) 572-5145

All notices shall be deemed to have been given five (5) days after the date of mailing thereof or on receipt, whichever is earlier. Either party may change the information specified herein for the receipt of notices by giving written notice to the other party.


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
     5.12 Arbitration.

     (a) Any controversy, claim or question of interpretation arising out of or relating to this Agreement or the breach thereof shall be finally settled by arbitration in the City of Charlotte, North Carolina under the then-effective Commercial Arbitration Rules of the American Arbitration Association as modified by this Agreement, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The award rendered by the arbitrators shall be final and binding on the parties and not subject to further appeal. Such arbitration can be initiated by written notice by either party to the other party, which notice shall identify the claimant's selected arbitrator. The party receiving such notice shall identify its arbitrator within five (5) Business Days following its receipt of such notice. The arbitrator selected by the claimant and the arbitrator selected by the respondent shall, within five (5) Business Days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, either party may request the American Arbitration Association to appoint the third neutral arbitrator. The
Arbitrators shall have the authority to award any remedy or relief that a court in South Carolina could order or grant, including, without limitation, specific performance of any obligation created under this agreement, the awarding of punitive damages, the issuance of injunctive or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration awards will be in writing and specify the factual and legal basis for the award.

     (b) It is the intent of the parties that any arbitration shall be concluded as quickly as practicable (but, barring extraordinary circumstances, in any event not more than twenty (20) days after the date the third arbitrator is selected). Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use their best efforts to issue the final award or awards within a period of five (5) Business Days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this Section 5.12(b) shall not be a basis for challenging the award.

     (c) The arbitrators shall instruct the non-prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing party. If the arbitrators determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.


                                      AVONDALE MILLS, INC.



                                      By: /s/ Jack R. Altherr, Jr.
                                          -----------------------------
                                          Name: Jack R. Altherr, Jr.
                                          Title: Vice President & CFO



                                       C.H. PATRICK & CO., INC.



                                       By: /s/ John L. Barnes, Jr.
                                           -----------------------------
                                           Name: John L. Barnes, Jr.
                                           Title: Vice President



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
                                  EXHIBIT A
                         Products Utilized by Buyer





                    *** Confidential Treatment Requested.

                    *** Confidential Treatment Requested.

                    *** Confidential Treatment Requested.

                    *** Confidential Treatment Requested.

                    *** Confidential Treatment Requested.

                    *** Confidential Treatment Requested.

                                                                     EXHIBIT B

___________________________________________________________________________________________________________________________
Terms                    FOS                    DELIVERY REQUIRED       SHIP VIA (See notation immediately below)



___________________________________________________________________________________________________________________________
APPLICABLE TAX RATE                                                             Notify Avondale Dispatcher when ready for
                                                                                pick-up @ (800) 331-0788
                                                                                        /8 A.M.-5 P.M. central time
____________________________________________________________________________________________________________________________

                                                                             SPECIAL INSTRUCTIONS

V                                               #   Above P O  Number and Ship to location must appear on Invoices, Packing
E                                                   Slips, Packages and Bills of Lading.
N                                               #   Avondale ID No. should be shown on all documents.
D                                               #   Failure to ship this order by the date required may result in
O                                                   cancellation of this order. Please advise immediately of any
R                                                   change in delivery or price by return copy of this order. Do not delay processing or shipment.
                                                #   All items may be shipped sooner than requested unless otherwise
______________________________________________      noted on this order.
                                                #   Avondale reserves the right to change or cancel this order at any time.
S                                               #   All invoices including labor must be broken down to show materials,
H                                                   labor and taxes.
I
P
                                                                                  AVONDALE MILLS, INC.
T                                               #   Mail all invoices to:         ATTENTION: ACCOUNTS PAYABLE.
O                                                                                 SYLACAUGA AL 35150-1899

______________________________________________________________________________________________________________________________

LINE               UNIT OF      UNIT PRICE              MANUFACTURER'S PART NO.                         TOTAL PRICE   REQ. NO.
                                                ______________________________________________________________________________
ITEM    QUANTITY   MEASURE      AS ORDERED      AVONDALE ID NO.                         DESCRIPTION (AS ORDERED)
______________________________________________________________________________________________________________________________
















                                                VOID




















______________________________________________________________________________________________________________________________
        The terms and conditions set forth
        on the reverse side hereof constitutes                                  AVONDALE
        a part of this Purchase Order.                                          MILLS INC.
                                                           Page                 ______________________________________________
                                                          VENDOR

                   C.H. PATRICK PRODUCTS SOLD TO GRANITEVILLE





                    *** Confidential Treatment Requested.

                     ***Confidential Treatment Requested.


                  C.H. PATRICK PRODUCTS SOLD TO AVONDALE MILLS





                    *** Confidential Treatment Requested.

                                EXHIBIT D

                          CHEMICAL COMMITTMENTS



Item                 Plant                    Effective Date               Term
- -------------------------------------------------------------------------------





                    *** Confidential Treatment Requested.